Exhibit 10.1

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of July 10, 2008, by and between Future Energy Solutions, Inc., a New York corporation (the “Company”), and the following consultant to the Company (herein, the “Optionee”): Michael Hughes.

A. The Company is a developer of wind turbine power generator technology and is in its development phase.

B. Since July 2008, the Optionee has provided consulting services to the Company in connection with its management structure and business development and product marketing strategies.

C. Optionee and the Company wish to amend and restate a prior option agreement between the parties and two other consultant optionees under the terms set forth in this agreement.

In consideration of the covenants set forth in this Agreement, the parties agree as follows:

1. Option Information.

(a) Date of Option: July 10, 2008

(b) Optionee: Michael Hughes

(c) Number of Shares: 167,000

(d) Exercise Price: $1.00 per share

2. Acknowledgments.

(a) Optionee is an independent consultant to the Company, not an employee.

(b) The Board of Directors has authorized the granting to Optionee of a stock option (“Option”) to purchase shares of common stock of the Company (“Common Stock”) upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Rule 701 thereunder.

(c) This Agreement, along with the substantially identical agreements entered into simultaneously herewith by the other optionees and the Company, amends and restates in its entirety, and supersedes and replaces, that certain Option Agreement between the Company and Peter Kolokouris, Michael Hughes and Charles LaLoggia entered into as of July 10, 2008.

3. Shares; Price. The Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Common Stock set forth in Section 1(c) above (the “Shares”) at the price per Share set forth in Section 1(d) above (the “Exercise Price”), the fair market value per share of the Shares covered by this Option as determined by the Board of Directors in good faith as of the date of this Option.

4. Term of Option. This Option shall expire, and all rights under it to purchase the Shares, shall terminate at 5:00p.m. Eastern Time on July 10, 2011, unless terminated earlier pursuant to the terms hereof.

5. Exercise.

(a) This Option shall be exercised by delivery to the Company of (a) a written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached to this Agreement as Appendix A, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors) and (c) a written investment representation as provided for in Section 10 of this Agreement.

(b) This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution or by gift or domestic relations orders to the Optionee’s Family Members who agree to be bound by the terms of this Agreement. For purposes of this Agreement, “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

6. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to the Shares covered by this Option until the effective date of the issuance of shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Section 7 of this Agreement.

7. Recapitalization.

(a) Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted automatically for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration by the Company.”

(b) In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”), this Option shall terminate immediately prior to the consummation of the proposed action, unless otherwise provided by the Board in its sole and absolute discretion.

(c) Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of the merger or consolidation.

(d) To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Agreement, Optionee shall have no rights by reason of any subdivision or consolidation of shares of Common Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

(e) The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

8. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. The Company may require Optionee to make a cash payment to cover the withholding for federal or state income and employment tax purposes as a condition of the exercise of this Option.

9. Modification, Extension and Renewal of Options. The Board of Directors or a Committee thereof may modify, extend or renew this Option or accept its surrender (to the extent not yet exercised) and authorize the granting of a new option in substitution for it (to the extent not yet exercised), subject at all times to the Internal Revenue Code and New York law. Notwithstanding the provisions of this Section 9, no modification shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights of Optionee hereunder.

10. Investment Intent; Restrictions on Transfer.

(a) Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon the exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Section 5 of this Agreement) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.

(b) Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition. Optionee further represents to obtain additional information reasonably necessary to verify the accuracy of such information, and further represents that Optionee (either alone or in conjunction with his or her professional advisers) has such experience in and knowledge of investment, financial and business matters with respect to investments similar to the stock of the Company that Optionee is capable of evaluating the merits and risks thereof and has the capacity to protect his or her own interest in connection therewith.

(c) Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.”

The certificates shall bear such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company's transfer agent.

11. Stand-Off Agreement. Optionee agrees that, in connection with any registration of the Company's securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company's securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of up to two years following the effective date of registration of such offering.

12. Confidentiality; Non-Solicitation; Intellectual Property. As a material inducement to the Company to grant this Option and to enter into this Agreement, the Optionee hereby expressly agrees to be bound by the following covenants, terms and conditions:

(a) During the course of the Optionee's relationship with the Company or any of its affiliates, the Optionee has had, and will have, access to Confidential Information relating to the Company and its affiliates and their respective suppliers, partners and customers. The Optionee agrees to keep secret and retain in strictest confidence all of such Confidential Information, and will not disclose, disseminate or use such information for the Optionee's own advantage or for the advantage of any other person or entity other than the Company in accordance with the terms of the Optionee's employment or relationship with the Company. In the event disclosure of any such Confidential Information is required or purportedly required by law, the Optionee will provide the Company with prompt notice of any such requirement so that the Company may seek an appropriate protective order prior to disclosure.

(b) In the event that the Optionee as part of his activities on behalf of the Company generates, creates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's business (including anything that has occurred since the first date Optionee provided services to the Company), the Optionee acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by the Optionee is and will be deemed “a work made for hire” under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised by the copyright therein. The Optionee shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of the Optionee's employment with the Company). Notwithstanding the Date of Option or anything else herein to the contrary, the provisions of this Section 12(b) shall be deemed to be effective as of and apply to all matters occurring since the first date Optionee provided services to the Company.

(c) As requested by the Company from time to time for any reason, the Optionee shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in the Optionee's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

(d) The Optionee acknowledges that in the event the Optionee violates any provisions of this Section 12, in addition to its other rights and remedies, the Company shall be entitled to injunctive relief without the necessity of proving actual damages. The Optionee further acknowledges that if any provision of this Section 12 is held to be unenforceable, the court making such holding shall have the power to modify such provision and in its modified form such provision shall be enforced.

(e) Without in any way limiting the provisions of this Section 12, the Optionee further acknowledges and agrees that the provisions of this Section 12 shall remain applicable in accordance with their terms after the termination or cessation of services to the Company or exercise or termination of the Option.

(f) “Confidential Information” means information or material proprietary to the Company or designated as Confidential Information by Company and not generally known by non-Company personnel, which the Optionee develops, or of which Optionee obtains knowledge, or to which the Optionee may obtain access, through or as a result of, the Optionee's relationship with the Company (including information conceived, originated, discovered or developed in whole or in part by the Optionee). Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, data structures, instruction sets, documentation, diagrams, flow charts, research, development, training methods, training manuals, processes, procedures, “know-how”, marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies and financial information. Confidential information also includes any information described above which the Company obtains from other entities and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. Notwithstanding the foregoing, information publicly known that is generally employed by the trade at or after the time Optionee first learns of such information, or generic information or knowledge which associate would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the confidential information.

(g) “Intellectual Property” shall mean those forms of authorship (as understood from Title 17 of the United States Code), invention (as understood by Title 35 of the United States Code) and identification (as understood from Title 15 of the United States Code Section 1051 et seq., trademarks and service marks) and such other forms of property rights in ideas, “know how”, inventions, discoveries, or in their physical embodiments as shall related to or involve the Company's business or any of its products, services or strategies.

13. Notices. Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, three days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for use in Company records related to Optionee.

14. Applicable Law. This Option has been granted, executed and delivered in the State of New York, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter, including that certain Option Agreement between Future Energy Solutions, Inc., and Peter Kolokouris, Michael Hughes and Charles LaLoggia entered into as of July 10, 2008.

IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date first above written.

FUTURE ENERGY SOLUTIONS, INC.

/s/ Gerald Brock
By: Gerald Brock
Title: President

Optionee

/s/ Michael Hughes
Name: Michael Hughes
Address:

APPENDIX A

NOTICE OF EXERCISE OF STOCK OPTION

To: Future Energy Solutions, Inc.

The undersigned is a holder of a stock option (the “Option”) to purchase shares of Future Energy Solutions, Inc. (the “Company”) Common Stock, $.001 par value (the “Common Stock”), issued pursuant to a Future Energy Solutions, Inc. Stock Option Agreement dated as of ________________ (the “Agreement”). A copy of the Agreement evidencing such Option is annexed hereto.

The undersigned hereby elects to purchase ____________ shares of Common Stock pursuant to the terms of such Option (the “Option Shares”), and tenders herewith payment in full in the amount of $________ per share, for a total purchase price of $_______________, with the payment of the purchase price being made in the form of _____________________, pursuant to Section 5 of the Agreement. The undersigned wishes to consummate the purchase of the Option Shares by or before ________________.

In exercising his Option, the undersigned hereby confirms and acknowledges that he is acquiring Option Shares for his own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. The undersigned also confirms and acknowledges that he will not sell or transfer any Option Shares acquired pursuant to the exercise of the Option until he requests and receives an opinion of the Company's counsel to the effect that such proposed sale or transfer will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities law, or a registration statement covering the sale or transfer of the Option Shares has been declared effective by the Securities and Exchange Commission or appropriate state governmental authority, or he obtains a no-action letter from the Securities and Exchange Commission or appropriate state governmental authority with respect to the proposed transfer.

The undersigned acknowledges and agrees that this purported exercise of the Option is conditioned on, and subject to, (a) any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company, (b) to the undersigned's satisfaction of all federal, state or local income and employment tax withholding requirements applicable to this exercise.

Please issue a certificate or certificates representing said Option Shares in the name of the undersigned or in such other name as is specified below. If the Option Shares are being issued to any person other than the Optionee, evidence of the right of such person to exercise the Option has been presented to the Company and has been deemed satisfactory:

Name
Address:

Social Security Number

Date:

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment is dated November 19, 2008, to the Stock Option Agreement dated July 10, 2008, as amended (“Agreement”), by and between Future Energy Solutions, Inc., a New York corporation, and the following consultant to the Company (herein, the “Optionee”): Michael Hughes.

A.     The parties wish to amend the Agreement to provide for registration rights to the Optionee and certain other amendments.

B.     All capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

In consideration of the foregoing, and other good and valuable consideration, the parties agree as follows:

1.     Paragraph 8 shall be amended in its entirety to read as follows:

“Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes.”

2.     Paragraph 10 shall be amended to add the following covenants of the Company:

“No later than February 15, 2009, the Company will file a registration statement with the Securities and Exchange Commission on Form S-1 or Form S-8 covering the Shares subject to this Option in favor of the Optionee and his assigns, and following the effectiveness the Company will provide an opinion of counsel stating that such Shares may be traded without restriction under the federal securities laws, to the extent required by the Company’s transfer agent.”

“No later than December 15, 2008, the Company will file a Form 10 Registration Statement with the Securities and Exchange Commission to register its class of common stock under the Securities Exchange Act of 1934, as amended.”

3.     Paragraph 11, entitled "Stand-Off Agreement", shall be deleted in its  entirety.

4.     Paragraph 7(b) shall be amended in its entirety to read as follows:

"In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a "Reorganization"), this Option shall terminate upon the consummation of the proposed action, unless otherwise provided by the Board in its sole and absolute discretion, provided the Company gives Optionee ninety (90) days notice prior to consummation."

5.     Paragraph 7(d) shall be amended in its entirety to read as follows:

"The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets, provided that the Company gives Optionee at least sixty (60) days notice.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

FUTURE ENERGY SOLUTIONS, INC.

/s/ Gerald Brock
By: Gerald Brock
Title: President

Optionee

/s/ Michael Hughes
Name: Michael Hughes

SCHEDULE TO EXHIBIT 10.1 – FORM OF
JULY 10, 2008 STOCK OPTION AGREEMENT AS AMENDED
BY AND AMONG WINDTAMER CORPORATION AND THE
NON-EMPLOYEE CONSULTANTS OF THE COMPANY

The Consultant Stock Option Agreement filed as Exhibit 10.1 is substantially identical in all material respects to the Consultant Stock Option Agreements which have been entered into by WindTamer Corporation and the following non-employee consultants effective as of July 10, 2008, as amended except for a difference in the number of shares granted to Optionee Peter Koloukoris.

Optionee	Number of Shares

Charles LaLoggia	167,000
Peter Kolokouris	166,000